-------------------------------------------------------------------------------




                                   APPENDIX 1

-------------------------------------------------------------------------------
               STANDARD TERMS AND CONDITIONS OF LEASE ACQUISITION








                            Dated as of ______________

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I - DEFINITIONS
          1.01  Defined Terms....................................................................    1

ARTICLE 2 - ACQUISITION OF LEASE ASSETS
          2.01  Lease Asset Acquisitions.........................................................    2
          2.02  Delivery of Lease Contracts; Filing of Financing Statements .....................    2
          2.03  Servicing of Lease Contracts and Equipment.......................................    3
          2.04  Review of Lease Contracts........................................................    3
          2.05  Nature of Transfer...............................................................    3

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
          3.01  Representations and Warranties of the Company ...................................    4
          3.02  Representations and Warranties of the Issuer.....................................   13
          3.03  Purchase or Substitution Required Upon Breach of Certain
                 Representations and Warranties..................................................   14
          3.04  Requirements for Purchasd or Substitution of Lease Contracts and
                 Acquisition of Funded Lease Contracts...........................................   15

ARTICLE 4 - COVENANTS OF THE ISSUER AND COMPANY
          4.01  Company Covenants................................................................   17
          4.02  Issuer Covenants.................................................................   20
          4.03  Assignment of Lease Assets.......................................................   21

ARTICLE 5 - CONDITIONS PRECEDENT
          5.01  Conditions to the Issuer's Obligations...........................................   22
          5.02  Conditions to the Company's Obligations..........................................   22

ARTICLE 6 - TERM AND TERMINATION
          6.01  Term.............................................................................   24
          6.02  Default by the Company...........................................................   24

ARTICLE 7 - MISCELLANEOUS
          7.01  Amendments.......................................................................   25
          7.02  Governing Law....................................................................   25
          7.03  Notices..........................................................................   25
          7.04  Separability Clause..............................................................   25
          7.05  Assignment.......................................................................   25
          7.06  Further Assurances...............................................................   25
          7.07  No Waivers; Cumulative Remedies..................................................   25
          7.08  Binding Effect; Third Party Beneficiaries........................................   26
          7.09  Set-Off..........................................................................   26
          7.10  MBIA Default.....................................................................   26

APPENDIX X  Definitions
EXHIBIT A   Form of Company Certificate

         These STANDARD TERMS & CONDITIONS OF LEASE ACQUISITION (the "Standard Lease Acquisition Terms"), dated as of March 1, 1996 are incorporated by reference and are intended to form a part of the SPECIFIC TERMS AND CONDITIONS OF LEASE ACQUISITION dated as of March 1, 1996 (the "Specific Lease
Acquisition Terms")to which these Standard Lease Acquisition Terms are appended (together, the "Lease Acquisition Agreement").

                             ARTICLE I - DEFINITIONS

         1.01 Defined Terms. Except as otherwise defined herein or in the Specific Lease Acquisition Terms, or unless the context otherwise requires, capitalized terms used herein but not otherwise defined herein, shall have the respective meanings set forth in Appendix X attached to the Specific Lease Acquisition Terms which is incorporated by reference for all purposes of the Lease Acquisition Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms.

                     ARTICLE 2 - ACQUISITION OF LEASE ASSETS

         2.01 Lease Asset Acquisitions. Subject to all the terms and conditions of the Lease Acquisition Agreement and in reliance upon the representations, warranties and covenants set forth in the Lease Acquisition Agreement, as of the Initial Acquisition Date the Issuer is acquiring the Lease Assets listed on the Initial Series Lease Schedule attached to the Company Certificate, dated the Initial Acquisition Date. The Company, from time to time thereafter on each Funding Date with respect to each Series of Notes until the Funding Termination Date with respect to such Series, shall transfer to the Issuer or originate on behalf of the Issuer, in accordance with the terms of the Lease Acquisition Agreement, and the Issuer shall acquire from the Company in accordance with the terms of the Lease Acquisition Agreement on each Funding Date with respect to each Series of Notes until the Funding Termination Date with respect to such Series, additional Lease Assets pursuant to a Company Certificate (a) in the case of Lease Assets being acquired by the Issuer in connection with the issuance of a new Series of Notes, with the applicable Initial Series Lease Schedule attached thereto, or (b) in the case of Substitute Lease Contracts and, with respect to any Funding Date. Funded Lease Contracts, with the applicable Amended Lease Schedule attached thereto. The Company agrees that all Lease Assets sold, transferred, conveyed and assigned hereunder shall be Eligible Lease Contracts as of such date of assignment and shall conform with all of the requirements of the Lease Acquisition Agreement. The Company hereby acknowledges that its transfer of Lease Assets to the Issuer is absolute and irrevocable, without reservation, retention of any interest, or recourse to the Company, except as provided in Sections 2.04 and 3.03 hereof. All Lease Assets shall be acquired by the Issuer for the consideration referred to in the applicable Specific Lease Acquisition Terms.

         To the extent that the Company shall retain any files or documentation pertaining to the Lease Assets, it shall hold such documents in trust for the benefit of the Issuer as the owner thereof. The possession of any documents or files pertaining to the Lease Assets by the Company is at the will of the Issuer for the sole purpose of servicing such Lease Assets, and such retention and possession by the Company is in a custodial capacity only. The documents and files retained by the Company relating to the Lease Assets shall be segregated from the books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Lease Assets to the Issuer.

         2.02 Delivery of Lease Contracts; Filing of Financing Statements.

         (a) In connection with the Issuer's acquisition of the Lease Assets, the Company, on behalf of the Issuer, shall deliver the original Lease
Contracts to the Indenture Trustee so that the Indenture Trustee may retain possession thereof as provided in the Transaction Documents. In addition, the Company agrees to record and file prior to the Closing Date, the related Delivery Date or Funding Date, as applicable, or within the time period set forth in the Indenture, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Lease Assets, meeting the requirements of the Transaction Documents.

         (b) In connection with such acquisition, the Company shall promptly, at its own expense, cause any Electronic Ledger maintained by it to be marked to show that the Lease Assets have been acquired by the Issuer in accordance with the Lease Acquisition Agreement and transferred by the Issuer to the Indenture Trustee in accordance with the Transaction Documents.

         2.03 Servicing of Lease Contracts and Equipment. The Servicer shall service the Lease Assets for the benefit of the Issuer (and its successors and assigns) in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, the Company acknowledges and agrees that its obligations under the Lease Acquisition Agreement are independent of any obligations it may have as Servicer and that its obligations under the Lease Acquisition Agreement will continue in full force and effect, whether or not it is acting as Servicer, until termination of the Lease Acquisition Agreement in accordance with Section 6.01 hereof.

         2.04 Review of Lease Contracts. If the Company or the Indenture Trustee (who shall thereupon notify the Company) discovers that any Lease Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, the Company shall correct or cure such omission, defect or other irregularity within 30 days from the date the Company discovered, or is notified by the Indenture Trustee of, such omission or defect. Otherwise, the Company shall purchase such Lease Contract from the Issuer or replace such Lease Contract with a Substitute Lease Contract in accordance with Section 3.04(c) hereof.

         2.05 Nature of Transfer. In the event that the transfer of the Lease Assets from the Company to the Issuer is deemed to be a secured financing, the Company shall be deemed hereunder to have Granted to the Issuer, and the Company does hereby Grant to the Issuer, a security interest in all of the Company's right, title and interest in, to and under the Lease Assets, whether now owned or hereafter acquired. For purposes of such Grant, the Lease Acquisition Agreement shall constitute a security agreement under applicable law.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Company.

         (a) Except as otherwise provided in the Specific Lease Acquisition Terms, the Company hereby makes the following representations and warranties as to each Lease Contract to the Issuer and for the benefit of MBIA, the Indenture Trustee and Holders of the Notes, on which the Issuer relies in acquiring the Lease Assets. Such representations and warranties are as of the related Cut-off Date with respect to Lease Contracts on the related Initial Series Lease Schedule, as of the related Funding Date with respect to Pools to be acquired on such Funding Date, or the date of substitution with respect to Substitute Lease Contracts, unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts and related Lease Receivables and Equipment:

                  (i) The information set forth in the Initial Series Lease Schedule or Amended Lease Schedule, as applicable, is true and correct as of the related Cut-off Date.

                  (ii) The Lease Contract is by its terms an absolute and unconditional obligation of the Customer, non-cancelable and except in certain instances involving loss or damage to the Equipment, non-prepayable prior to the expiration of the initial term of such Lease Contract (unless otherwise specified in the Specific Lease Acquisition Terms); no Lease Contract provides for the substitution, exchange or addition of any other items of Equipment pursuant to such Lease Contract; and the rights with respect to such Lease Contract are assignable by the lessor thereunder without the consent of any Person. Each Lease Contract is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the Customer to assume all risk of loss or malfunction of the related Equipment.

                  (iii) The Company has heretofore provided to the Indenture Trustee the sole original counterpart of each of the Lease Contracts previously in the possession of the Company, as amended, and the terms of such Lease Contracts have not been amended, waived or modified subsequent to the above being provided to the Indenture Trustee and if another original counterpart of such Lease Contracts should subsequently come into the possession of the Company, it will also be so provided to the Indenture Trustee.

                  (iv) There is only one original executed counterpart of the Lease Contract that constitutes "chattel paper" for purposes of section 9-105(l)(b) and 9-308 of the UCC and the Electronic Ledgers have been marked as provided in Section 2.02(b) hereof. Such Lease Contract constitutes the entire agreement between the Company and the related Customer.

                  (v) The Lease Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assigrunent of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

                  (vi) The Lease Contract is, and on the related Acquisition Date will be, in full force and effect in accordance with its respective terms and neither the Company nor any Customer has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease Contract; as of the Cut-off Date and there are no proceedings pending, or to the best of the Company's knowledge, threatened asserting insolvency of a Customer; there has been no other default, breach or violation and no event permitting acceleration under the Lease Contract; there are no proceedings pending, or to the best of the Company's knowledge, threatened, wherein the Customer or any governmental agency has alleged that any such Lease Contract is illegal or unenforceable; and none of the Scheduled Payments are subject to any set-off or credit of any kind.

                  (vii) The Lease Contract is the valid, binding and legally enforceable full recourse obligation of the parties thereto enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (viii) All filings (including Uniform Commercial Code filings), notices and recordings as required under the Indenture to perfect the first priority security interest of the Issuer and the Indenture Trustee in the Lease Contracts, the related Lease Receivables and the Equipment being acquired hereunder have been accomplished and are in full force and effect or will be accomplished within the time period specified in the Transaction Documents.

                  (ix) Each Lease Contract being acquired by the Issuer is in a form of a lease contract attached as Exhibit A to the Specific Lease Acquisition Terms, except for such immaterial modifications or deviations from the form lease contracts which appear in certain Lease Contracts or which may appear in the future form Lease Contracts of the Company; any such modifications or deviations from the form lease contracts will not have a material adverse effect on the Holders of the Notes or MBIA and will not reduce the Scheduled Payments or other payments due under the Lease Contracts.

                  (x) The Lease Contract was either (A) originated by the Company on behalf of itself or the Issuer in the ordinary course of business and meets the Company's origination and underwriting criteria used in originating the Lease Contracts delivered to the Issuer on the Initial Delivery Date or (B) purchased from a broker or leasing company that originated such leases pursuant to agreed upon and well-articulated underwriting and documentation standards and with whom the Company has regularly dealt in the past. The origination and collection practices used by the Company with respect to each Lease Contract have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business. None of the Lease Contracts is a consumer lease.

                  (xi) Any payment required to be made by a Customer subject to a PUT clause does not exceed five times the largest regular rental payment due under the Lease Contract. In determining whether to lease Equipment to any particular Customer, the Company considered each Customer's ability to pay any PUT payments included in the terms of the Lease Contract.

                  (xii) The Lease Contract has regular rental payments (excluding payments required pursuant to a PUT) that do not increase by more than 200% during the remaining term of the Lease Contract (unless otherwise specified in the Specific Terms of Lease Acquisition). In determining whether to lease Equipment to any particular Customer, the Company considered each Customer's ability to pay any increases in the rental payments due under the terms of the Lease Contract.

                  (xiii) The Equipment related to the Lease Contract was properly delivered to the Customer in good repair, without defects and in satisfactory order and, to the best knowledge of the Company, is currently in proper working order. Each Customer has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test such Equipment, has not notified the Company of any defects therein.

                  (xiv) With the exception of the Loan Contracts the Lease Contract constitutes a "true lease" for federal income tax purposes. The Lease Contracts and Loan Contracts satisfy such ratios and other tax related criteria as maybe set forth in the Specific Lease Acquisition Terms.

                  (xv) Each Lease Receivable derives from a Lease Contract that has an original stated term of at least 12 months and not more than 72 months. Each such Lease Contract is within its original term and has not had any extensions.

                  (xvi) Except with respect to any Funded Lease Contract, each Customer under each Lease Contract will have made at least, two lease payments with respect to such Lease Contract, including any security deposit or advance payment made by the lessee upon the execution of the Lease Contract or the delivery of the Equipment. Each Lease Contract obligates the related Customer to make all Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of each Lease Receivable does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

                  (xvii) None of the Customers is a lessee that is a merchant with respect to the Equipment leased under any Lease Contract, and none of the Customers is the United States of America or any state, or agency, department or instrumentality or political subdivision of the United States of America or anv state. Each Lease Contract is payable in U.S. dollars and the obligor thereon is a United States resident.

                  (xviii) All requirements of applicable federal, state and local laws, and regulations thereunder in respect of the Lease Contract have been complied with in all material respects, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and any other applicable consumer credit, equal opportunity and disclosure laws if any, and each Lease Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

                  (xix) With the sole exception of the Customer's right to quiet enjoyment, the Lease Contract is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning the Lease Contract or otherwise, and the operation of any of the terms of the Lease Contract or the exercise by the Company or the Customer of any right under the Lease Contract will not render the Lease Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense, including a defense arising out of a breach of the Customer's right of quiet enjoyment of the Equipment, has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Company with respect to such Lease Contract inadequate for the practical realization of the benefits provided thereby.

                  (xx) The Company has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with the Lease Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Lease Assets by the Issuer and has done nothing to impair the rights of the Trust Estate and the Holders of the Notes in the Lease Contract or payments with respect thereto.

                  (xxi) The Lease Contract and the Equipment have not been sold, transferred, assigned or pledged by the Company to any Person other than the Issuer (except for security interests in the Lease Assets which shall be terminated on or prior to the related Acquisition Date), and upon execution and delivery of the Lease Acquisition Agreement by the Company and the repayment by the Issuer of the Existing Indebtedness, the Issuer will have all of the right, title and interest in and to the Lease Contract, the Lease Receivables and the related Equipment, free and clear of all liens and encumbrances, except for the interests of the Customer pursuant to the Lease Contract.

                  (xxii) Each Lease Contract requires that the Customer maintain the Equipment in good and workable order and that the Customer obtain and maintain physical damage insurance, or provide self-insurance or purchase insurance from the Company (which may be self-insured) covering the Equipment. Insurance coverage required to be maintained by the Customer under each Lease Contract is of a type customary for the equipment covered thereby and consistent with industry practice for monitoring compliance thereof; such insurance coverage is in full force and effect.

                  (xxiii) The Company purchased each item of Equipment from either (i) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or (ii) a lessee following confirmation that such item of Equipment was on such lessee's premises. The sale to the Issuer of the Lease Contracts and all of the Company's right, title and interest in each item of Equipment does not violate the terms or provisions of any lease or any other agreement to which the Company is a party or by which it is bound.

                  (xxiv) The sale, transfer, assignment and conveyance of the Lease Contracts (including all payments due or to become due thereunder) and the Equipment by the Company pursuant to the Lease Acquisition Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Company as due. In the event that the Issuer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Lease Contracts and/or the Equipment, on written demand by the Issuer, or upon the Company otherwise being given notice thereof, the Company shall pay, and otherwise indemnify and hold the Issuer, the Indenture Trustee and MBIA harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Holders of the Notes, the Indenture Trustee and MBIA shall have no obligation to pay such Transfer Taxes).

         (b) The Company hereby makes, as of each Cut-off Date and each date of substitution of a Substitute Lease Contract, the following representations and warranties to the Issuer, and for the benefit of MBIA, the Indenture Trustee and the Holders of the Notes, on which the Issuer relies in acquiring the Lease Assets and issuing a Series of Notes. Such representations and warranties speak as of the related Cut-off Date with respect to Lease Contracts on the related Initial Series Lease Schedule, as of the related Funding Date with respect to Pools to be acquired on such Funding Date, or the date of substitution with respect to Substitute Lease Contracts, unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts, related Equipment and Lease Receivables.

                  (i) Each of the Concentration Limits set forth in the Specific Lease Acquisition Terms are true and correct as to the entire pool of Lease Assets acquired by the Issuer, after giving effect to the acquisition by the Issuer of Lease Contracts on the related Acquisition Date.

                  (ii) The Company used no selection procedures that identified the Lease Contracts being acquired on such Acquisition Date as being less desirable or valuable than other comparable equipment leases owned by the Company.

                  (iii) The Computer Tape from which the selection of the Lease Contracts being acquired on such Acquisition Date was made, was made available to the Issuer's accountants that are providing any comfort letter to MBIA, any Noteholders, or the Placement Agent in connection with any information contained in any Private Placement Memorandum applicable to such Notes, and such information was complete and accurate as of its date and includes a description of the same Lease Contracts that are described in the related Series Lease Schedule and the payments due thereunder as of the related Cut-off Date.

         (c) Except as otherwise provided in the Specific Lease Acquisition Terms, the Company hereby makes the following representations and warranties to the Issuer and for the benefit of MBIA, the Indenture Trustee and the Holders of the Notes on which the Issuer relies in acquiring the Lease Assets and issuing a Series of Notes. Such representations and warranties speak as of the Cut-off Date relating to each Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts, related Equipment and Lease Receivables:

                  (i) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Company is duly qualified to do business in and is in good standing under the laws of each State in which any Equipment or any Customer is located or is not required under applicable law to effect such qualification, except where failure to so qualify, would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or on any of the Lease Contracts, the Lease Receivables or the Equipment.

                  (ii) The performance of the obligations of the Company under the Lease Acquisition Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the Certificate of Incorporation or Articles of Incorporation, as applicable, or By-laws of the Company, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of the Company pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's property or assets is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation or Articles of Incorporation, as applicable, or By-laws or any statute or any order, rule or regulation of any court or any regulatory authority or other govemmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by the Lease Acquisition Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (iii) The Lease Acquisition Agreement, the related Insurance Agreement and any other Transaction Document to which the Company is a party have been duly authorized, executed and delivered by the Company by all necessary corporate action and such agreements are the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (iv) The Company Address is the chief executive office, chief place of business and the office where the Company keeps its records concerning the Lease Contracts, Lease Receivables and the Equipment.

                  (v) The Company does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in the Lease Acquisition Agreement.

                  (vi) The transactions contemplated by the Transaction Documents are being consummated by the Company in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                  (vii) The consideration received by the Company as set forth in the Specific Lease Acquisition Terms is fair consideration having value reasonably equivalent to or in excess of the value of the performance of the Company's obligations hereunder.

                  (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Company:

                  (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

                  (B) be engaged in or about to engage in, business or a transaction for which any property remaining with the Company will be an unreasonably, small capital or the remaining assets of the Company will be unreasonably small in relation to its respective business or the transaction; or

                  (C) have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. The Company's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  (ix) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Company's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Company's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                  (x) The acquisition of the Lease Contracts, Lease Receivables and the related Equipment by the Issuer pursuant to the Lease Acquisition Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (xi) There are no proceedings or investigations pending, or to the knowledge of the Company, threatened, against or affecting the Company in or before any court governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under the Lease Acquisition Agreement. The Company is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                  (xii) All tax returns or extensions required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of the respective properties, income or franchises of the Company, shown to be due and payable on such returns have been, or will be, paid when due. To the best of the Company's knowledge, all such tax returns are true and correct and the Company has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Company are in accordance with generally accepted accounting principles.

                  (xiii) The Company (i) is not in violation of any laws, ordinances governmental rules or regulations to which it is subject,
         (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of the Company.

                  (xiv) The Private Placement Memorandum does not contain any untrue statement of fact that would have a material effect on such Lease Contracts or on the ability of the Trust Estate to realize the benefits thereof.

                  (xv) The Company and the Issuer are members of an affiliated group within the meaning of section 1504 of the Internal Revenue Code, which will file a consolidated federal income tax return at all times until termination of the Transaction Documents.

                  (xvi) It is the intention of the Company that the Lease Assets be acquired by the Issuer and that the beneficial interest in and title to the Lease Assets not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law.

                  (xvii) Immediately prior to the acquisition of the Lease Contracts by the Issuer pursuant to the Lease Acquisition Agreement, the Company was the sole owner of the Lease Contracts and the related Equipment (with the exception of Equipment which is the subject of a Loan Contract, as to which the Company has a valid first perfected security interest in the related Equipment) and had good and marketable title thereto, free and clear of all liens, claims and encumbrance (except for the Existing Indebtedness and security interests in the Lease Assets which shall be terminated on or prior to the Delivery
         Date); and the acquisition of the Lease Assets by the Issuer does not violate the terms or provisions of any Lease Contract.

                  (xviii) The Company is the registered owner of all of the issued and outstanding common stock of the Issuer, all of which Common Stock is validly issued, fully paid and nonassessable.

                  (xix) The Company will treat the transfer of the Lease Contracts and the related Lease Receivables and Equipment on the Initial Delivery Date as a contribution to the Issuer for Federal, state and local income tax, reporting and accounting purposes. The affiliated group of which the Company and the Issuer are a member within the meaning of section 1504 of the Code shall treat the Lease Contracts as owned by the Issuer for Federal, state and local income tax purposes, shall include in the computation of the Issuer's gross income for such purposes the rental and other income from the Lease Contracts, shall treat the Notes as debt of the Issuer for such purposes, and shall cause the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting for such purposes.

                  (xx) The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company, or in which employees of the Company are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits (based on the value of such assets as of December 31, 1995, the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Company to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041 (f) of ERISA, nor has the Pension Benefit

         Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, and Pension Plan.

         3.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to, and agrees with the Company for the benefit of, MBIA, the Indenture Trustee and Holders of the Notes, which representations and warranties the Company relies in entering into the Lease Acquisiton Agreement with the Issuer. Such representations and warranties speak as of each Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts and related Lease Receivables and Equipment:

         (a) The Issuer has been duly organized and is validly existing in good standing as a corporation under the laws of the Issuer State of Incorporation, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Issuer is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify, would not have a material adverse effect on the ability of the Issuer to perform its obligations under the Transaction Documents.

         (b) The transfer to and receipt by the Issuer of the Lease Contracts and the related Lease Receivables and the Equipment pursuant to the Lease Acquisition Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the Certificate of Incorporation or By-laws of the Issuer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Indenture) upon any of the property or assets of the Issuer pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-1aws of the Issuer or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Issuer or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Lease Contracts and the related Lease Receivables and the Equipment hereunder.

         (c) The Transaction Documents have been duly authorized, executed and delivered by the Issuer by all necessary corporate action and constitute valid and legal1y binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicabilty, relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

         (d) There are no proceedings or investigations to which the Issuer is a party pending or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of the Lease Acquisition Agreement,
(b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Lease Acquisition Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Lease Acquisition Agreement.

         (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Lease Acquisition Agreement, have been or will be taken or obtained on or prior to the Initial Delivery Date.

         (f) The Issuer Address is the principal place of business and chief executive office of the Issuer.

         3.03 Purchase or Substitution Required Upon Breach of Certain Representations and Warranties.

         If (i) the Company, the Issuer, the Indenture Trustee or MBIA discovers the breach of any representations or warranties set forth in Sections 3.01 and
3.02 hereof which materially and adversely affects the value of a Lease Contract, the related Equipment, or the interests of the Holders of the Notes or MBIA, or a breach of any representations and warranties set forth in Sections 3.01(a)(ii), 3.01(a)(v), 3.01(a)(vii), or 3.01(a)(xxi) or (ii) the Indenture
Trustee shall fail to receive evidence acceptable to MBIA that each application for re-titling certificates of title has been filed within the time required pursuant to Section 4.03 (a) of the Standard Indenture Terms, then the party discovering such breach or condition shall give prompt written notice to the other party and in the case of clause (1) above, the Company shall, within 30 days from the date the Company was notified of, or otherwise discovers, such breach, cure such breach. In the case of clause (ii) above, the Company shall deliver all original certificates of title still in its possession to the Back-up Servicer, who shall file applications for re-titling the related certificates of title at the expense of the Company. If in the case of clause
(i) the Company fails to cure such breach in the applicable time period or the Company or the Back-up Servicer is unable to cure such circumstance or condition, or in the case of clause (ii), the Indenture Trustee shall fail to receive evidence acceptable to MBIA within the time period required pursuant to
Section 4.04(b) of the Standard Indenture Terms, the Company shall either (a) purchase such Lease Contract and the related Equipment from the Issuer at the Purchase Price or (b) provide a Substitute Lease Contract or if the breach relates to a representation or warranty regarding the selection criteria of the Lease Contracts as a whole and is not cured (as the liquidated damages remedy therefor) by the Company, either (a) purchase such non-conforming Lease Contracts and the related Equipment from the Issuer or (b) provide Substitute Lease Contracts as set forth above, so that the representations and warranties with respect to the selection criteria are correct, as evidenced by a certificate of an officer of the Company to the Indenture Trustee. The Purchase Price for a purchased Lease Contract and the related Equipment shall be paid, and any Substitute Lease Contract shall be delivered, by the Company to the Issuer in accordance with
Section 3.04(c) hereof. It is understood and agreed that the obligation of the Company to cure or purchase or replace any Lease Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Issuer, the Holders of Notes or the Indenture Trustee on behalf of such Holders (except for any indemnities provided under Section 4.01(j) hereof or under the Indenture) for any losses, claims, damages and liabilities arising from the Issuer's ownership of such Lease Contract or the inclusion of such Lease Contract in the Trust Estate.

         Section 3.04 Requirements for Purchase or Substitution of Lease Contracts and Acquisition of Funded Lease Contracts.

         (a) If the Company is required to purchase any Lease Contract under Sections 2.04 or 3.03 hereof, or if the Issuer is required to purchase any Lease Contract under Sections 3.04 or 4.04(d) of the Standard Indenture Terms, or is required or elects to purchase any Lease Contract under Section 3.10 of the Standard Servicing Terms, such Lease Contract shall be purchased by the Company or the Issuer, as applicable at the Purchase Price. All purchases shall be accomplished at the times specified in subsection (c) below.

         (b) If the Company (1) is required to substitute any Lease Contract under Section 2.04 or 3.03 hereof, or if the Issuer is required to purchase any Lease Contract under Sections 3.04 or 4.04(d) of the Standard Indenture Terms or is required or elects to substitute any Lease Contract under Section 3.10 of the Standard Servicing Terms, (a "Substitute Lease Contract"), or (2) conveys to the Issuer or originates on behalf of the Issuer any Funded Lease Contract, each such Substitute Lease Contract and Funded Lease Contract shall (i) be an Eligible Lease Contract, (ii) be with respect to types of Equipment represented in the pool of Lease Contracts delivered on the Initial Acquisition Date, and types of Customers in the industries represented in the pool of Lease Contracts delivered on the Initial Acquisition Date; (iii) be with a Customer whose credit is equal to or better than that of the Customer under any other Lease Contract;
(iv) be written on one of the standard lease forms attached as Exhibit A to the applicable Specific Lease Acquisition Terms; (v) be accompanied by (A) a Company Certificate substantially in the form of Exhibit A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Substitute Lease Contract or Funded Lease Contract, an Amended Lease Schedule and (B) evidence of the UCC filings required and the filing of the certificates of title, if applicable, as set forth in the Indenture; and (vi) not have been selected using procedures that identified the Lease Contracts as being less desirable or valuable than other comparable equipment leases owned by the Company.

         In addition to the above criteria, the following shall apply in connection with any Substitute Lease Contract: (1) any Substitute Lease Contracts assigned by the Company on any date in substitution for Lease Contracts on any Series Lease Schedule shall have an aggregate Implicit Principal Balance at least equal to the aggregate Implicit Principal Balance of the Lease Contracts on such Series Lease Schedule being withdrawn, computed as to both the Substitute Lease Contracts and the withdrawn Lease Contracts using the Discount Rate applicable to the Series of Notes and the related tranche to which such withdrawn Lease Contracts relate; (2) a Substitute Lease Contract may have Scheduled Payments that are due after the last day of the month preceding the Stated Maturity of the related Notes, but such payments shall not be counted in any Implicit Principal Balance computation; and (3) the weighted average remaining term of Substitute Lease Contracts substituted by the Company on any date (such average being determined based upon the Implicit Principal Balance of the Lease Contracts being substituted) may not be more than 30% longer than the weighted average remaining term of the Lease Contracts being withdrawn in connection with such substitution (such average being determined based upon the Implicit Principal Balance of the Lease Contracts being withdrawn).

         Upon the substitution of any Substitute Lease Contract pursuant to the provisions of this Section 3.04(b), the Company hereby agrees that such Substitute Lease Contract will be subject to all the terms and provisions of the Lease Acquisition Agreement, any Servicing Agreement and the Indenture as if such Substitute Lease Contract had been one of the original Lease Contracts acquired on the related Delivery Date. Upon the substitution of a Substitute Lease Contract pursuant to this Section 3.04(b), the Issuer and the Company shall also comply with the provisions and limitations set forth in the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

         (c) Any purchase or substitution of a Lease Contract by the Company in accordance with Sections 2.04 or 3.03 hereof or this Section 3.04 shall be made either by remittance of the Purchase Price to the Servicer for deposit into the Collection Account in accordance with Section 3.O3(a) of the Servicing Agreement or by substitution of a Substitute Lease Contract, as applicable, on or prior to the Determination Date next following the expiration of the cure period set forth in Sections 2.04 or 3.03 hereof, as applicable.

         (d) Any voluntany purchase or substitution of a Lease Contract by the Company pursuant to the terms of the Servicing Agreement or the Indenture in the event of a default, delinquency or modification with respect to such Lease Contract shall satisfy the same requirements for a purchase or substitution, as the case may be, as are set forth in this Section 3.04.

                  ARTICLE 4 -- COVENANTS OF THE ISSUER AND COMPANY

         4.01 Company Covenants. The Company hereby covenants and agrees with the Issuer as follows:

         (a) Except as hereinafter provided, the Company will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Lease Acquisition Agreement or any of the Lease Contracts and to perform its duties hereunder. Any person into which the Company may be merged or consolidated, or to whom the Company has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (v) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) shall have been breached, (w) such successor executes an agreement or assumption, in form reasonably satisfactory the Indenture Trustee and MBIA, to perform every obligation under the Lease Acquisition Agreement, (x) such successor has a net worth that is sufficient to perform in accordance with the Transaction Documents, (y) the Company shall have delivered to the Issuer a certificate of an officer of the Company and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in the Lease Acquisition Agreement relating to such transaction have been complied with, and (z) the Company shall have delivered to the Issuer, MBIA and the Indenture Trustee an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Lease Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         (b) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Issuer, the Indenture Trustee or the Holders of Notes for any action taken or for refraining from the taking of any action in good faith pursuant to the Lease Acquisition Agreement, or for errors in judgement not involving recklessness or gross negligence; provided, however, that this provision shall not protect the Company against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with the Lease Acquisition Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of the Lease Acquisition Agreement. The Company. and any director, officer, employee or agent of the Company, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the contributor of the Lease Assets under the Lease Acquisition Agreement and that in its opinion may involve it in any expense or liability.

         (c) At the close of each calendar quarter, the Company shall file such financing statements as set forth in Section 4.04(e) of the Standard Indenture Terms. The Company, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in
Section 3.01 (a)(viii) hereof as may be reasonably requested by the Issuer. MBIA or the Indenture Trustee and are reasonably satisfactory in form and substance to the Issuer and MBIA; provided, however, that financing statements with respect to the Equipment shall be filed only with respect to the Equipment initially located in the Enumerated States and the Company will not be required to file any financing statements with any Customer as debtor.

         (d) The Company will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402 (7) of the UCC, unless it shall have given the Issuer, MBIA and the Indenture Trustee at least 10 days' prior written notice thereof.

         (e) The Company will give the Issuer, MBIA and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

         (f) The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with each Lease Contract, will not change or modify the terms of the Lease Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Issuer, MBIA or the Indenture Trustee in the Lease Contract or the Equipment. In the event that the rights of the Company under any Lease Contract, any guaranty of the related Customer's obligations under any Lease Contract, or any Insurance Policy are not assignable to the Issuer or to the Indenture Trustee, the Company will enforce such rights on behalf of the Indenture Trustee.

         (g) The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental authority applicable to the Lease Assets or any part thereof, provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer, MBIA or the Indenture Trustee in the Lease Assets.

         (h) The Company will advise the Issuer, MBIA and the Indenture Trustee promptly, in reasonable detail, of the occurrence of any breach by the Company following discovery by the Company of such breach of any of its representations, warranties and covenants contained herein.

         (i) The Company will execute or endorse, acknowledge, and deliver to the Issuer and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Lease Contracts, the related Lease Receivables and Equipment, and the rights covered by the Transaction

Documents, as the Issuer or the Indenture Trustee may reasonably request to preserve and maintain title to the Lease Assets and the rights of the Indenture Trustee, MBIA and the Holders of Notes therein against the claims of all persons and parties.

         (j) The Company agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach at any time by the Company of its representations, warranties and covenants contained in
Section 3.01 hereof or this Section 4.01 or (ii) any material information furnished by the Company which is set forth in any schedule delivered hereunder, being untrue in any respect when any such representation was made or schedule delivered, provided that the Company shall not have any liability with respect to a representation or warranty as to any specific Lease Contract, Lease Receivable or Equipment other than to purchase such Lease Contract or substitute for such Lease Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of the Company's fraud, gross negligence, bad faith or willful misconduct. The Company shall also indemnify the Indenture Trustee, the Servicer and MBIA for any cost or expenses incurred by them in the enforcement of the Lease Acquisition Agreement. The obligations of the Company under this Section 4.01 (j) shall be considered to have been relied upon by the Issuer and shall survive the execution, delivery and performance of the Lease Acquisition Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If the Company has made any indemnity payments pursuant to this Section 4.01(j) and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to the Company, without interest.

         (k) The Company will do nothing to disturb or impair the acquisition hereunder by the Issuer of the Lease Contracts and the related Lease Receivables and Equipment.

         (1) The Company (i) will (A) maintain its books and records separate from the books and records of the Issuer and (B) maintain bank accounts separate from those of the Issuer and (C) do its best to maintain two Independent directors on the Issuer's board of directors, so long as the Company is a shareholder of the Issuer and (ii) will not (X) take any action that would cause the dissolution or liquidation of the Issuer, (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Issuer, or (Z) institute against the Issuer, or join any other person in instituting against the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (1) shall survive termination of the Lease Acquisition Agreement.

         (m) The Company shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any Lease Asset.

         (n) On each date as of which the Company substitutes a Substitute Lease Contract in accordance with Sections 2.04 or 3.04(b) hereof, or otherwise assigns Lease Contracts to the Issuer, the Company shall provide to the Issuer a Company Certificate substantially the form of

Exhibit A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Lease Contracts the information required in the Amended Lease Schedule.

         (o) The annual financial statements of the Company will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with generally accepted accounting principles. The financial statements of the Company and the Issuer will also disclose that the assets of the Issuer are not available to pay creditors of the Company. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by the Company as official records.

         (p) The affiliated group of which the Company and the Issuer are members within the meaning of section 1504 of the Code shall treat the Lease Contracts and the related Equipment as owned by the Issuer for Federal, state and local income tax purposes, shall include in the computation of the Issuer's gross income for such purposes the rental and other income from the Lease Contracts and the related Equipment, shall treat the Notes as debt of the Issuer for such purposes, and shall cause the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting for such purposes.

         (q) The Company will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Lease Contracts and Equipment and copies of all documents relating to each Lease Contract (other than the original executed Lease Contracts) as custodian for the Issuer, the Indenture Trustee and other Persons, if any, with interests in the Lease Contracts and Equipment and
(ii) mark the Lease Contracts and the Electronic Ledger to the effect that the Lease Contracts and Equipment have been acquired by the Issuer and that they have been transferred and assigned to the Indenture Trustee pursuant to the Indenture.

         (r) The Company will not pledge the stock of the Issuer without the prior written consent of MBIA.

         4.02 Issuer Covenants. The Issuer hereby covenants and agrees with the Company as follows:

         (a) The Issuer hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Customers in such Equipment pursuant to the applicable Lease Contract. The Issuer covenants and agrees that, so long as a Customer shall not be in default of any of the provisions of the applicable Lease Contract, neither the Issuer nor any assignee of the Issuer will disturb the Customer's quiet and peaceful possession of the related Equipment and the Customer's unrestricted use thereof for its intended purpose.

         (b) If in any enforcement suit or legal proceeding it is held that the Company may not enforce a Lease Contract on the ground that it is not a real party in interest or holder entitled to enforce the Lease Contract, the Issuer shall, at the Issuer's expense, take such steps as the Issuer deems necessary to enforce the Contract, including bringing suit in the Issuer's name.

         (c) The Issuer warrants that it will own and possess the Equipment subsequent to its acquisition thereof and that it will warrant and defend its title to such Equipment against all Persons, claims and demands whatsoever. The Issuer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under the Indenture.

         (d) The Issuer shall treat the Lease Contracts as owned by it for Federal, state and local income tax purposes, shall include in the computation of its gross income for such purposes the rental and other income from the Lease Contracts, shall treat the Notes as its debt for such purposes and shall deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.

         4.03 Assi-nment of Lease Assets. The Company understands that the Issuer will assign to and grant to the Indenture Trustee a security interest in all its right, title and interest to the Lease Acquisition Agreement and the Lease Assets. The Company consents to such assigment and grants and further agrees that all representations, warranties, covenants and agreements the Company made herein shall also be for the benefit of and inure to the Indenture Trustee, the Trustee, MIBIA and all Holders from time to time of the Notes.

                        ARTICLE 5 -- CONDITIONS PRECEDENT

         5.01 Conditions to the Issuer's Obligations. The obligations of the Issuer to provide the Company with the consideration provided for in the Specific Lease Acquisition Terms shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Company contained in
Section 3.01 (a) and (b) of the Lease Acquisition Agreement and all information provided in any Series Lease Schedule or Amended Lease Schedule, as applicable, shall be true and correct on the related Acquisition Date, all representations and warranties in Section 3.01 (c) hereof, shall be true and correct as of the Cut-off Date relating to any applicable Acquisition Date, and the Company shall have delivered to the Issuer, the Indenture Trustee, MBIA and each original purchaser of the Notes an officer's certificate to such effect;

         (b) The Company shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Company hereunder, duly certified by an officer of the Company, and the Company shall have substantially performed all other obligations required to be performed by the provisions of the Lease Acquisition Agreement;

         (c) On or prior to the applicable Acquisition Date, the Company shall have delivered the Lease Contracts to the Indenture Trustee and there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of the Issuer, in order to establish and preserve the right, title and interest of the Issuer in the Lease Assets;

         (d) On or before the Initial Delivery Date, the Issuer, the Servicer, the Back-Up Servicer and the Indenture Trustee shall have entered into the Servicing Agreement;

         (e) All of the Notes shall be issued and sold on the applicable Delivery Date and the Issuer shall receive the full consideration due it upon the issuance of such Notes and the Issuer shall have applied such consideration, to the extent necessary, to pay the Existing Indebtedness.

         5.02 Conditions to the Company's Obligations. The obligations of the Company to enter into the Lease Acquisition Agreement on the Initial
Delivery Date and to deliver any Company Certificate on a subsequent Acquisition Date shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Issuer contained in the Lease Acquisition Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Acquisition Date;

         (b) The consideration set forth in the Specific Lease Acquisition Terms shall have been paid or delivered to the Company simultaneously with the execution of the Lease Acquisition Agreement or delivery of a Company Certificate, as applicable, and

         (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by the Lease Acquisition Agreement shall be satisfactory in form and substance to the Company, and the Company shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Company may reasonably have requested.

                        ARTICLE 6 - TERM AND TERMINATION

         6.01 Term. The Lease Acquisition Agreement shall commence as of the date of execution and delivery hereof and, shall continue in full force and effect until final the later of (i) payment with respect to the last Lease Asset or (ii) termination of the Indenture.

         6.02 Default by the Company. If the Company shall be in default under the Lease Acquisition Agreement and such default shall not have been cured for a period of 60 days, or if the Company shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings are commenced, or consented to, by the Company are not stayed or dismissed within 90 days after being commenced against the Company under any bankruptcy, insolvency or other law for the relief of debtors, the Issuer shall have the right, in addition to any other rights it may have under any applicable law, to terminate the Lease Acquisition Agreement upon 30 days prior written notice to the Company; provided that any termination of the Lease Acquisition Agreement shall not release the Company from any obligation under the Lease Acquisition Agreement.

                            ARTICLE 7 - MISCELLANEOUS

         7.01 Amendments. The Lease Acquisition Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. The Lease Acquisition Agreement may be amended by the Issuer and the Company only with the prior written consent of the Indenture Trustee and MBIA.

         7.02 Governing Law. The Lease Acquisition Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to choice of law principles.

         7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, in the case of the Company, to the Company Address, and in the case of the Issuer, to the Issuer Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the malling thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such chance to the other Person.

         7.04 Separability Clause. Any provisions of the Lease Acquisition Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceabilitv in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.05 Assignment. Except as provided in Section 4.01(a), the Lease Acquisition Agreement may not be assigned or delegated by the Company without the prior written consent of the Issuer, MBIA and the Indenture Trustee and may not be assigned or delegated by the Issuer without the prior written consent of the Company, MBIA and Indenture Trustee.

         7.06 Further Assurances. Each of the Company and the Issuer agrees to do such further acts and things and to execute and deliver to the Indenture Trustee and MBIA such additional assignments, agreements, powers and instruments as are required by the Indenture Trustee to carry into effect the purposes of the Lease Acquisition Agreement or to better assure and confirm unto the Indenture Trustee, MBIA or the Holders of the Notes their rights, powers or remedies hereunder. If any Customer shall be in default under any Lease Contract, upon reasonable request from the Servicer, the Company will take all reasonable steps to assist in enforcing such Lease Contract and preserving and maintaining title to the Lease Assets and the rights of the Indenture Trustee, MBIA and the Holders of the Notes therein against the claims of all persons and parties to the extent the Company is capable of performing such requested steps and the Servicer reasonably determines that the assistance of the Company is necessary to effect the intent and purposes hereof.

         7.07 No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or the Company, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         7.08 Binding Effect; Third Party Beneficiaries. This Lease Acquisition Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, MBIA, the Holders of Notes, and their respective successors and permitted assigns.

         7.09 Set-Off.

         (a) The Company hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including the Lease Acquisition Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer at any time held by or in the possession of the Company.

         (b) The Issuer shall have the right to set-off against the Company any amounts to which the Company may be entitled and to apply such amounts to any claims the Issuer may have against the Company from time to time under the Lease Acquisition Agreement. Upon any such set-off the Issuer shall give notice of the amount thereof and the reasons therefor.

         7.10 MBIA Default. If an MBIA Default occurs, MBIA's right to consent hereunder and to direct the Indenture Trustee shall be void and, in such event, in all provisions of the Lease Acquisition Agreement wherein MBIA's consent or direction is required or permitted, the consent or direction of the Holders of not less than a majority in Outstanding Principal Amount of all Notes shall be required or permitted.

                             Definitions: Appendix X


         Please see Appendix X attached to Standard Terms and Conditions of Indenture

                                    EXHIBIT A

                           FORM OF COMPANY CERTIFICATE

                        _______________________, 19 ___


Pursuant to Section 3-04(b) of the Standard Terms and Conditions of Lease Acquisition dated as of March 1, 1996 (the "Standard Lease Acquisition Terms," which together with the Specific Terms and Conditions of Lease Acquisition dated as of March 1, 1996 (the "Specific Lease Acquisition Terms") constitute the Lease Acquisition Agreement), between [Name of Company] (the "Company") and [Name of Issuer] (the "Issuer"), attached hereto is an amendment to Schedule II of Exhibit B of the Specific Lease Acquisition Terms, which includes information regarding Lease Assets that are hereby sold, assigned, transferred and delivered by the Company to the Issuer in accordance with the Lease Acquisition Agreement.


[NAME OF COMPANY].


By:_________________________________
   Name:
   Title:

[NAME OF ISSUER]


By:_________________________________
   Name:
   Title:



                                      A-1